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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                  June 13, 2002
                                  -------------
                      (Date of the earliest event reported)



                                PhotoMedex, Inc.
                                ----------------
             (Exact name of Registrant as specified in its charter)


          Delaware                      0-11635                   59-2858100
          --------                      -------                   ----------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
        of incorporation)                                    Identification No.)

       Five Radnor Corporate Center, Suite 470, Radnor, Pennsylvania 19087
       -------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                  610-971-9292
                                  ------------
               Registrant's telephone number, including area code


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

          On June 13, 2002, PhotoMedex, Inc., a Delaware corporation ("we", "us" or "our") completed a private placement of our securities, resulting in gross proceeds of $6,172,500 to us. In connection with the private placement, we issued an aggregate of 4,115,000 shares of our common stock and warrants to purchase up to an additional 1,028,750 shares of common stock. We issued the shares of common stock at a price of $1.50 per share. The warrants have an exercise price of $1.90 per share, a five-year term and may not be exercised until the day immediately following six (6) months after the closing date of the private placement. We paid a cash placement fee equal to 7% of the gross proceeds from the private placement, or $432,075, to a registered NASD broker-dealer. We issued the securities in reliance on an exemption under
Section 4(2) and Regulation D promulgated under the Securities Act of 1933, as amended. We have agreed to file a registration statement to cover the shares issued in the private placement and the shares of common stock underlying the related warrants.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                PHOTOMEDEX, INC.



Dated:  June 21, 2002                           By: /s/ Dennis M. McGrath
                                                    -----------------------
                                                    Dennis M. McGrath
                                                    Chief Financial Officer










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